UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2008

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 25, 2008, the Board of Directors of AMAG Pharmaceuticals, Inc., or the Company, amended the Amended and Restated Bylaws of the Company, or the Bylaws, in order to provide a more orderly process for the nomination and election of directors and the introduction of other business at meetings of stockholders, including the addition of advance notice provisions.

Article 1, Section 1.2 was expanded to, among other things, specify the process by which nominations of directors or the proposal of business, other than the election of directors, may be made at an annual meeting of stockholders. The amended Bylaws also specify advance notice deadlines that establish when a stockholder must notify the Company in writing that it intends to nominate a director or propose other business at an annual meeting of stockholders. The Bylaws provide that in order to be timely, a stockholder’s notice must be delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, such notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of such meeting date is first made.

As a result of the amendments to the Bylaws, for the Company’s 2009 annual meeting, to be timely, a stockholder’s notice must be delivered to the Company’s principal executive offices not earlier than the close of business on January 6, 2009 and not later than the close of business on February 5, 2009.

The amended Bylaws also specify the information required to be included in a written stockholder notice for a proposed director nominee or other business, including among other things, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by such proposing stockholder, as well as all contracts, arrangements, understandings and relationships with respect to the proposing stockholders’ investment in the Company, including with other stockholders, potential investors in the Company and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms.

The Bylaws were also amended to allow the chairman of any meeting of stockholders to adjourn the meeting to any other time and to any other place at which a meeting of stockholders may be held under the Company’s Bylaws.

Other provisions of the amended Bylaws include the authorization of delivery of notices of meetings of the board of directors by additional means including orally, in writing, via a voice-messaging system, email or by facsimile and the elimination of the requirement for a specified time period for advance notice of regular meetings of the board of directors.

A copy of the Company’s Bylaws, as amended, is attached hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

3.1                                                         Copy of Amended and Restated Bylaws, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: November 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Copy of Amended and Restated Bylaws, as amended to date.